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                                                                    EXHIBIT 12


                                AMERIKING, INC.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                                               Dec. 30, 1997 to                    Dec. 31, 1996 to
                                                                March 30, 1998                      March 31, 1997
                                                            W/O PIK        With PIK             W/O PIK      With PIK
                                                            Dividends      Dividends            Dividends    Dividends
EARNINGS
Income (loss) before income taxes benefit                        (435)          (435)                (638)        (638)
Interest expense                                                4,008          4,008                2,945        2,945
Amortization of deffered financing costs                          199            199                  167          167
Portion of rents representative of interest                     1,722          1,722                1,244        1,244
Preferred stock PIK dividends                                      -             113                   -           113
                                                            ---------      ---------            ---------    ---------
Total earnings                                                  5,494          5,607                3,718        3,831
                                                            ---------      ---------            ---------    ---------

FIXED CHARGES
Interest expense                                                4,008          4,008                2,945        2,945
Amortization of deffered financing costs                          199            199                  167          167
Portion of rents representative of interest                     1,722          1,722                1,244        1,244
Preferred stock PIK dividends                                      -             113                   -           113
                                                            ---------      ---------            ---------    ---------
Total Fixed Charges                                             5,929          6,042                4,356        4,469
                                                            ---------      ---------            ---------    ---------

RATIO OF EARNINGS TO FIXED CHARGES                               0.93           0.93                 0.85         0.85
                                                            ---------      ---------            ---------    ---------

INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                     (435)          (435)                (638)        (638)
                                                            ---------      ---------            ---------    ---------
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